EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-57158 of E*TRADE Group, Inc. of our report dated October 19, 2000, appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

June 13, 2001
San Jose, California